EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-160826 on Form F-3 and Nos. 333-144445 and 333-157831 on Form S-8 of our reports dated March 29, 2012, relating to the financial statements and financial statement schedule of Trina Solar Limited and subsidiaries appearing in this Annual Report on Form 20-F of Trina Solar Limited for the year ended December 31, 2012.

/s/ DELOITTE TOUCHE TOHMATSU Certified Public Accountants LLP
Shanghai, China
April 2, 2013